Exhibit 10.4

This Exhibit contains confidential information, which has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. The confidential information on pages 1, 3 and 6 has been replaced with a bracketed asterisk ([*]).

                             DISTRIBUTION AGREEMENT

     This exclusive Distribution Agreement is entered into by and between Aegis Assessments, Inc., hereinafter the "Supplier", a Delaware corporation, with its principal place of business at 7975 N. Hayden Road, Suite D-363, Scottsdale, AZ 85258, and JAD Corp. of America, hereinafter the "Distributor", with its principal place of business located at 20-48 119th Street, College Point, NY 11356. The effective date of this agreement is May 21, 2004.

     1. Subject to the terms and conditions specified in this agreement, the Supplier hereby appoints the undersigned Distributor as an exclusive distributor for the sale of the products manufactured by the Supplier, including the Aegis SafetyNet(TM) Radio Bridge and the Aegis SafetyNet(TM) Wireless Life Safety System (the "Aegis Products"). The Supplier, upon reasonable notice to the Distributor, reserves the right to change, modify or discontinue any Aegis Product in its sole discretion at any time.

     2. The payment terms for the first [*] Radio Bridge units (which shall include a basic cable set) ordered by the Distributor shall be as follows: the Distributor shall issue a purchase order to Supplier for [*] Radio Bridge units at $[*] per unit for a total purchase price of $2,400,000. Distributor shall pay Supplier a down payment of $350,000 for the first [*] units, with the balance of funds due on the first [*] units as Radio Bridge units are resold by Distributor. After the first [*] units have been resold by Distributor, Distributor shall pay Supplier a down payment of $[*] for the second [*] units, with the balance of funds due on the second [*] units as Radio Bridge units are resold by Distributor.

     3. For all orders after the first [*] Radio Bridge Units, if the sale results directly from the sole efforts of Distributor, then Distributor shall pay Supplier the "Distributor's Cost" of $[*] per Radio Bridge unit. However, if the sale results from the sole efforts of Supplier, then Distributor shall be entitled to a [*] % commission on the total retail price paid to Supplier by its customer. Supplier may accept or reject any purchase order at Supplier's sole discretion. No part of any payment payable to Supplier hereunder may be reduced due to any counterclaim, set-off, adjustment or other right which Distributor might have against Supplier, any other party or otherwise.

     4. Distributor and Supplier shall make their best efforts to estimate annual sales of the Aegis Products and work together in good faith to schedule manufacturing and delivery of all Aegis Products ordered by Distributor.

     [*] Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

     5. General responsibility of the Distributor is to pursue the solicitation of orders for the Aegis Products to end-users, subdistributors and dealers; to effect such sales; to thereafter provide Supplier with purchase orders and reasonable delivery schedules for the Aegis Products; and to manage the subdistributor and dealer networks for the Aegis Products. Within reasonable discretion, Distributor will use its best efforts to promote, market, sell and distribute the Radio Bridge units. To that end, Distributor will, at is own expense, provide adequate physical facilities to receive, warehouse, and distribute the Radio Bridge units; and will, at its own expense, employ sufficient manpower and provide infrastructure necessary and adequate to market, promote, sell and distribute the Radio Bridge units, and thereafter to identify and manage dealership and sub-distributor networks. Distributor will also, at its own expense, maintain an electronic shipping, billing and customer service system adequate to perform its obligations as a Master Distributor of Radio Bridge units.

     6. The appointment granted hereinabove includes a non-exclusive, non-transferable license for use of certain embedded software ("Aegis Software") solely to operate and support the Aegis Products. The Aegis Software shall be distributed only when embedded in the Aegis Products. All copies of the Aegis Software and of any software or firmware contained in the Aegis Products are licensed for distribution only and not sold. Except when arising as a natural consequence of distributing the Aegis Products with the embedded Aegis Software contained therein, Distributor shall not attempt to commercially exploit the Aegis Software, or revise, modify, alter, copy or otherwise attempt to store, transfer, or independently distribute the Aegis Software. Further, Distributor shall not reverse assemble, decompile, reverse engineer or otherwise attempt to derive the source code (or the underlying ideas, structure, sequence, organization or algorithms) from the Aegis Software or copies of other software contained in an Aegis Product or from any other information or allow others to do any of the foregoing.

     7. The relationship of the Distributor to the Supplier is that of an Independent Contractor. Neither party shall assume nor have any authority to create any obligation or liability whatsoever on behalf of the other. The Distributor shall at its own expense, maintain its own offices, and shall have complete responsibility for its business personnel, end clients and operating policies. As between the parties, and except as expressly and unambiguously licensed herein, Supplier retains and shall exclusively own all title to all rights and interest in the Aegis Products and Aegis Software, any other software or firmware contained in the Aegis Products, and all documentation, modifications, improvements and derivative works (by whomever produced) of the foregoing and all proprietary and intellectual property rights throughout the world in the foregoing.

     8. The Distributor shall have no authority to make any offer, or to execute any instrument, or to make any other commitment on behalf of the Supplier. The Supplier shall have complete discretion as to whether to accept, reject or cancel any orders received by it from the Distributor, and to prescribe terms of payment and delivery.

     9. The Distributor shall pay and be responsible for all expenses in connection with the sale of the Aegis Products covered under this agreement on its part, including but not limited to all advertising, sales expenses, taxes, postage, stationary, office supplies, travel and entertainment expenses. Aegis Products are delivered F.O.B. origin at Supplier's plant or other place of shipment designated by Supplier and will be shipped by a freight forwarder specified by Distributor at Distributor's expense. Title to the Aegis Products shall transfer from Supplier to Distributor and vest in Distributor upon the freight forwarder taking custody of the Aegis Products, and Distributor shall be responsible for all shipping costs, insurance, taxes, levies, tariffs, or other costs of shipment of the Aegis Products.

     10. The Supplier will furnish to the Distributor, at no cost to the Distributor, reasonable quantities of catalogs, product bulletins, engineering data and other sales promotional literature necessary to describe its products and services and to promote the sale of the products covered under this agreement. In the event the Supplier shall furnish equipment to the Distributor for the promotion of the products covered under this agreement, the Distributor shall have full responsibility and accountability for the return thereof in good condition within thirty (30) days after demand from the Supplier.

     11. Termination of this agreement, by the Distributor, will be effective at the end of the business day that the Distributor gives written notice of cancellation to the Supplier. In the event of termination by the Distributor, the Distributor shall be obligated to settle all open invoices for the products covered under this agreement, within sixty (60) days of the notice of termination. Additionally, the Distributor shall return to the Supplier any and all sales materials, product brochures and/or all engineering data for the products that may be in the possession of the Distributor at the time of termination. Distributor further agrees not to terminate this agreement before accepting the first [*] Radio Bridge units.

     12. Termination of this agreement, by the Supplier, will be effective at the end of the business day that the Supplier gives written notice of cancellation to the Distributor; provided, however, that the Supplier shall not terminate this agreement for a period of at least five (5) years unless Distributor materially breaches this agreement and provided further that Distributor purchases the first [*] Radio Bridge units as specified herein. In the event Distributor cannot sell Supplier's total production output of Aegis Products, Supplier shall have the right to sell to parties other than Distributor for resale, including but not limited to other distributors, subdistributors and end users; provided, however, that Distributor shall have a "first call" on all of Supplier's production output. In the event of termination by the Supplier, the Supplier shall have the right to demand settlement by the Distributor of all open invoices for the products covered under this agreement within forty-five (45) days of the notice of termination. The Supplier shall have the right to demand the return to the Supplier, by the Distributor, of any and all sales materials, product brochures and/or all engineering data for the products that may be in the possession of the Distributor at the time of termination.

     [*] Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

     13. In the event of the termination of this agreement, neither party shall be liable to the other for reimbursement or damages because of such termination or on account of the loss of prospective profits or on account of expenditures or investments or leases or commitments in connection with the business or good will of the Supplier or the Distributor.

         14. In the event of the termination of this agreement, or at any time the Supplier so requests, the Distributor shall relinquish and deliver to the Supplier all notes, memoranda, notebooks, drawings, brochures or other documents or materials compiled by or delivered to the Distributor concerning any confidential or proprietary information, including all copies thereof, in its possession. It is agreed and understood that all such items, and all information contained therein, is and shall at all times remain the property of the Supplier.

         15. This Agreement and the rights hereunder are not transferable or assignable by either Supplier or Distributor without the prior written consent of the other party, except an assignment to such party's parent corporation or an affiliate thereof. Any attempted assignment, delegation or other transfer of this Agreement or of any rights or obligations hereunder contrary to this paragraph shall be a material breach of this Agreement, shall be void and shall be of no force or effect.

         16. The products covered by this agreement may be amended from time to time by the Supplier to include new products developed by the Supplier or to delete products which the Supplier has decided, in its sole discretion, to stop manufacturing or distributing.

         17. The products covered under this agreement are not warranted for suitability for any specific task. They are supplied as products which will be free from defects in materials and workmanship and warranted to be compliant with the performance specifications as published by the Supplier. Supplier warrants only to Distributor that: (i) each Aegis Product shall be free from material defects in design, manufacturing and materials; (ii) the media provided by Supplier containing the Aegis Software (but not the Aegis Software itself) is free from physical defects; and (iii) each Aegis Product will perform substantially in accordance with Supplier's performance and functional specifications for such Aegis Product. The Warranty Period applicable to such Aegis Products shall be one (1) year from the date of shipment to the End User (i.e., police department, fire department or other public safety agency or commercial customer). The foregoing warranty above does not extend to any Aegis Product that (i) is modified or altered, (ii) is not maintained to Supplier's maintenance recommendations, (iii) is operated in a manner other than that specified by Supplier, (iv) has its identification number removed or altered, or
(v) is treated with abuse, negligence or other improper treatment (including, without limitation, use outside the recommended environment).

         18. The sole warranty obligation of the Supplier shall be the repair or replacement of any defective product during the warranty period noted above. Distributor's sole remedy with respect to any warranty set forth in this section is the return of Aegis Products. Distributor is fully responsible for satisfaction of its customers and will be responsible for all claims, damages, settlements, expenses and attorneys fees incurred by Supplier with respect to Distributor's customers or their claims beyond Supplier's above warranty obligation to Distributor, except to the extent that such warranty limitation is expressly prohibited by law.

         19. Distributor may reject any portion of any shipment of Aegis Products which is not conforming in all material respects with the specifications for such Aegis Products by (i) giving written notice to Supplier of Distributor's rejection of the shipment within fourteen (14) days of receipt together with a detailed written indication of the reasons for such rejection and (ii) obtaining a Return Materials Authorization ("RMA") number from Supplier.

         20. Distributor will handle and be responsible for all warranty returns of Aegis Products from its direct and indirect customers. Aegis Products returned to Distributor during the Warranty Period (as shown by appropriate documentation) will be repaired or replaced at Supplier's option, at no cost to Distributor. After expiration of the Warranty Period, Supplier will repair Aegis Products on a time and materials basis at prices and charges that are not higher than those provided by Supplier to third parties. Supplier will warrant such out-of-warranty repair of Aegis Products for a period of thirty (30) days from the date of repair. Supplier will use commercially reasonable efforts to repair or replace defective Aegis Products, whether such repair or replacement is in-warranty or out-of-warranty, in a timely manner.

         21. Distributor shall ensure that only Aegis Products that do not comply with the above warranty are the basis of any warranty claim and that such Aegis Products are promptly returned to Supplier. Supplier will bear the cost of freight and insurance of returned Aegis Products. Returned Aegis Products shall conspicuously bear the RMA number Distributor obtains from Supplier prior to return. In the event that an Aegis Product returned by Distributor is determined by Supplier to comply with the warranty, Distributor shall reimburse the amount of shipping and insurance charges incurred by Supplier.

         22. The Supplier or the Distributor may enter into discussions from time to time regarding the extension of this agreement to include additional products not currently a part of this agreement. It will be at the sole discretion of the Supplier that any such product additions will be incorporated into this agreement. In the event that these new products are defined as suitable for sale by the Distributor, and subsequently developed, manufactured and marketed by the Supplier, all rights of ownership and all beneficial interests in said new products shall be the sole property of the Supplier.

         23. After the purchase of the first [*] Radio Bridge units, the Distributor shall purchase the products covered under this agreement at a price specified by the Supplier on a product price sheet provided to Distributor by Supplier, which price sheet may be amended from time to time or at any time at the sole discretion of the Supplier by providing ninety (90) days prior written notice to Distributor. New prices will apply to all shipments made after such notice period.

         24. The Distributor shall not distribute, sell, copy or create products which compete with the Aegis products, or sell any such competing products indirectly through subdistributors, affiliates, or otherwise, during the duration of this agreement and for a period of one (1) year after the termination of this agreement. The Distributor shall notify Supplier of any competing products that come to the attention of Distributor during the term of this agreement.

         25. In consideration and recognition of the fact that Distributor (for purposes of this paragraph, the term "Distributor" shall mean and include Distributor and any subsidiaries, affiliates, related entities, officers, agents, shareholders, brokers, partners, representatives, subcontractors, principals, engineers, consultants and/or employees) may have access to Proprietary Information (as used herein, "Proprietary Information" shall mean and include, without limitation, any and all designs, drawings, schematics, marketing and sales data, plans and strategies, financial projections, customer lists, prospective customer lists, promotional ideas, data concerning Supplier's products, services, methods, inventions, improvements, discoveries, hardware, software, and other information, material and "know-how", whether or not patentable, and any other information of a similar nature disclosed to Distributor or otherwise made known to Distributor), concerning the design, development, and commercial exploitation of certain concepts relating to the Aegis Products, or any related technologies currently under development by Supplier, Distributor agrees to keep such Proprietary Information confidential, secret and secure at all times. Distributor further agrees and acknowledges that Supplier has exclusive proprietary rights to all such Proprietary Information. Distributor will not at any time, directly or indirectly use, communicate, disclose, disseminate, lecture upon, publish articles or otherwise put in the public domain, any Proprietary Information relating to Supplier or Supplier's products or services. Distributor agrees to deliver to Supplier any and all copies of Proprietary Information in the possession or control of Distributor at any time upon request by Supplier.

         26. This Agreement shall be considered in accordance with the laws of the State of Arizona.

         27. This Agreement or any part thereof may not be waived or modified except in writing, signed by both parties. The Term of this agreement shall commence May 21, 2004 and shall continue until the date terminated by either party as set forth herein, or for five (5) years.

     [*] Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

         28. This Agreement contains the entire understanding of the parties. Executed this 21st day of May, 2004.


SUPPLIER:                                DISTRIBUTOR:

Aegis Assessments, Inc.                  JAD Corp. of America
7975 N. Hayden Road, Suite D-363         20-48 119th Street
Scottsdale, AZ 85258                     College Point, NY 11356

By: /s/ H. Kenneth Edge                  By: : /s/ Joe A. Dussich, Jr.
--------------------------------         -----------------------------
Name: H. Kenneth Edge                    Name: Joe A. Dussich, Jr.
Title:  President                        Title: President/CEO